Exhibit 3.9

CERTIFICATE OF FORMATION

OF

ARCH COAL WEST, LLC

This Certificate of Formation of Arch Coal West, LLC (the “Company”) is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST.  The name of the limited liability company formed hereby is Arch Coal West, LLC.

SECOND.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Arch Coal West, LLC this 7th day of December, 2010.

ARCH COAL, INC.

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Senior Vice President — Law, General
Counsel and Secretary